UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009

Petrosearch Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51488	20-2033200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Bering Drive, Suite 200	77057
Houston, TX
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 961-9337

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Double Eagle Petroleum Co. (“Double Eagle”) has filed its initial registration statement on Form S-4 with the SEC pursuant to the March 30, 2009 merger agreement between Petrosearch and Double Eagle.  The registration statement also includes the preliminary proxy statement of Petrosearch.  Once the regulatory process with the SEC is completed, the Company will schedule its shareholder meeting and issue the definitive proxy materials to its shareholders.  The Double Eagle Form S-4 filing can be found at http://sec.gov/cgi-bin/browse-idea?action=getcompany&CIK=0000029834&owner=exclude&count=40 and a link to the document has also been provided at the Company’s website www.petrosearch.com.

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities.  DOUBLE EAGLE HAS FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REGISTRATION STATEMENT ALSO INCLUDES THE PRELIMINARY PROXY STATEMENT OF PETROSEARCH.   SHAREHOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING DOUBLE EAGLE, PETROSEARCH AND THE MERGER. A DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE SENT TO PETROSEARCH SHAREHOLDERS SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER DOCUMENTS FILED BY DOUBLE EAGLE OR PETROSEARCH WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

ONCE FILED, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM PETROSEARCH BY DIRECTING A REQUEST TO PETROSEARCH ENERGY CORPORATION, 675 BERING DRIVE, SUITE 200, HOUSTON TEXAS 77057, ATTENTION DAVID COLLINS; TELEPHONE: (713) 961-9337 EXT. 45; E-MAIL: DAVID.COLLINS@PETROSEARCH.COM.

THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED “PARTICIPANTS IN A SOLICITATION” OF PROXIES FROM STOCKHOLDERS OF PETROSEARCH TO APPROVE THE MERGER AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE CONTAINED IN THE PROXY STATEMENT/PROSPECTUS.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROSEARCH ENERGY CORPORATION

Date: April 20, 2009	By:	/s/Richard Dole
Name: Richard Dole
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press Release, dated April 21, 2009